UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: May 15, 2009

(Date of earliest event reported)

TENET HEALTHCARE CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	1-7293	95-2557091
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

13737 Noel Road

Dallas, Texas 75240

(Address of principal executive offices, including zip code)

(469) 893-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 15, 2009, we amended our $800 million credit agreement. The amendment permits us to incur secured refinancing debt under the credit agreement if either (i) the aggregate amount of secured refinancing debt does not exceed $3.2 billion or (ii) the secured leverage ratio (as defined) is less than 4.0 to 1.0 for the most recently ended four consecutive fiscal quarters. The amendment conforms the credit agreement terms restricting the incurrence of secured refinancing debt in substantial respects to the similar limitations in the supplemental indentures relating to the senior secured notes we issued in March 2009. We have filed a copy of the amendment as Exhibit 10(a) to this Form 8-K. For a complete description of these provisions, you should read the amendment and the supplemental indentures, copies of which have been filed by us with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

10(a)	Amendment No. 2 to Credit Agreement, dated as of May 15, 2009, among the Registrant and Citicorp USA, Inc., as Administrative Agent on behalf of each Lender executing an acknowledgement and consent thereto

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENET HEALTHCARE CORPORATION

By:	/s/ Biggs C. Porter
Biggs C. Porter Chief Financial Officer

Date: May 21, 2009

EXHIBIT INDEX

10(a)	Amendment No. 2 to Credit Agreement, dated as of May 15, 2009, among the Registrant and Citicorp USA, Inc., as Administrative Agent on behalf of each Lender executing an acknowledgement and consent thereto